CORPl-13.RVW
021694:RVW

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                         GALAXY DESIGN & PRINTING, INC.
                            (A MARYLAND CORPORATION)

                                   ARTICLE I

                    SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

    Section 1. Place of Meetings. All meetings of the shareholders shall be held
    -----------------------------
at the principal office of the corporation or at such other place within or without the State of Maryland as may be determined upon and set forth in the respective notices, or waivers of notice thereof, or proxies to represent shareholders thereat.

    Section 2. Annual Meeting of Shareholders. The Annual Meeting of the
    ------------------------------------------
shareholders of the corporation for the election of Directors and the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall each year designate, which date shall be within thirteen (13) months subsequent to the date of the last annual meeting of the stockholders. Such Annual Meeting shall be called in the same manner an herein provided in respect of special meetings of the shareholders, except that the purposes of such meeting need be enumerated in the notice and proxies of such meeting only to the extent required by law in the case of Annual Meetings.

    Section 3. Special Meetings of Shareholders. Special meetings of the
    --------------------------------------------
shareholders may be called by the Board of Directors or as otherwise allowed by law. Business transacted at all special meetings shall be confined to the object stated in the call.

    Section 4. Notice of Meeting of Shareholders. Written or printed notice
    ---------------------------------------------
stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chairman, President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. Each notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder's address as it appears on the stock transfer books of the corporation, with postage prepaid thereon.

    Section 5. Quorum. The holders of a majority of the shares issued and
               -------
outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws (provided that in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and be thus represented at such meeting). If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, until the holders of the requisite amount of voting shares shall be present or represented. At such adjourned meeting at which the requisite amount of voting shares shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The vote of the holders of a majority of the shares entitled to vote and there represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or by these Bylaws.

     Section 6. Voting Proxies. At each meeting of the shareholders, every
     --------------------------
shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting unless said instrument provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation.

    Section 7. List of Shareholders Entitled to Vote. The Secretary shall make,
    -------------------------------------------------
at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any shareholder during the whole time of meeting. Provided, however, that failure to comply with the requirements of this Bylaw shall not affect the validity of any action taken at such meeting.

    Section 8. Closing of Transfer Books. For the purpose of determining
    -------------------------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be more than sixty (60) days nor less than ten (10) days prior to the meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof except where the determination hasbeen made through the closing of stock transfer books and the stated period of closing has expired.

    Section 9. Registered Shareholders. The corporation shall be entitled to
    -----------------------------------
treat the holder of record of any share or shares of stock as the holder in fact thereof for all purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maryland.

    Section 10. Actions of Shareholders. Any action which might be taken at
    ------------------------------------
a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions taken shall be signed by all shareholders entitled to vote on the matter and a written waiver of any right to dissent is signed by each shareholder entitled to notice of a meeting but not entitled to vote thereat, and such consent(s) and waiver(s) are filed with the records of stockholders' meetings.

                                  ARTICLE II

                              BOARD OF DIRECTORS

    Section 1. Number, Election, Qualification and Vacancies. The property and
    ---------------------------------------------------------
business of the corporation shall be managed by its Board of Directors. The number of Directors to constitute the Board shall be not less than three (3) nor more than fifteen (15), with the exact number to be elected each year to be detemined by the Board prior to the mailing of the notice of the annual meeting of shareholders, at any regular or special meeting of the Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

    A Director shall serve for one (1) year from the date of the Annual Meeting of shareholders at which he was elected and until his successor shall be elected and qualified.

    Any vacancy occurring or created in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an Annual Meeting or at a special meeting of the shareholders called for that purpose, unless the vacancy was created by the shareholders, in which case it may be filled by the Directors as in the case of any other vacancy. Directors need not be residents of the State of Maryland.

    Section 2. Powers of Board of Directors. In addition to the powers and
    ----------------------------------------
authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

      Section 3. Compensation of Directors. Directors, as such, may receive a
      -------------------------------------
stated salary for their services, as determined by resolution of the Board; in addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or committee thereof; provided, however, that noting herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 4. Place of Meetings. The Directors may hold their meetings and
      -----------------------------
keep the books of the corporation at the office of the corporation in Frederick, Maryland, or at such other place or places either within or without the State of Maryland as they may, from time to time, determine.

      Section 5. First Meeting of New Board of Directors. The first meeting of
      --------------------------------------------------
each newly elected Board, for the purpose of organization or otherwise, may be held at such time and place as shall be fixed by the vote of the shareholders at the Annual Meeting, and no notice of such meeting to the newly elected Directors shall be necessary in order to legally constitute the meeting, provided a majority of the whole Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all of the Directors.

      Section 6. Regular Meetings. Regular meetings of the Board may be held
      ----------------------------
without notice at such time and place an shall from time to time be determined by the Board.

     Section 7. Special Meetings and Notice. Special meetings of the Board may
     ---------------------------------------
 be called by the Chairman or President by notice of the time and place of meeting served personally upon each Director, or mailed, telegraphed or cabled to his address upon the books of the corporation, at least forty-eight (48) hours before the meeting; special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of a majority of the Directors. Each special meeting of the Board shall be held at such an place as shall be specified in the notice of such meeting.

     Section 8. Attendance and Waiver of Notice. Attendance of a Director at any
     -------------------------------------------
 meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting in not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 9. Quorum. At all meetings of the Board a majority of the Directors
     ------------------
shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws; provided, however, that whenever any meeting of the Board of Directors shall be held outside of the United States of America, no action taken at such meeting shall be effective

                                       5
unless concurred in by a majority of the entire Board of Directors.

    Section 10. Committees Appointed by Board of Directors. The Board of
    -------------------------------------------------------
Directors may, by resolution, provide for such standing or special committee as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors.

    Section 11. Directors' Statements. When requested to do so by the holders
    ----------------------------------
of at least one-third (1/3) of the outstanding shares of the corporation, the Board of Directors shall present written reports of the financial condition and the general condition of the corporation and may present such reports at such other times as they deem advisable.

    Section 12. Appointment of Executive Committee. The Board of Directors may,
    -----------------------------------------------
by resolution adopted by a majority of the entire Board, designate an Executive Committee composed of not less than three (3) of the Directors. The Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the busines affairs of the corporation and may otherwise act in all respects as the Board of Directors between meetings of the Board, except as prohibited by Section 2-411 of the Corporations and Associations Article of the Annotated Code of Maryland, and except that, without specific approval or direction from the Board of Directors, the Executive Committee may not:

    (a) Approve the dissolution of the corporation, the merger or consolidation of the corporation with another company or companies, or the sale of substantially all of the assets of the corporation.

    (b) Authorize the issuance, purchase or redemption of any capital stock of the corporation.

    (c) Terminate the employment of any officer of the corporation or change the title, duties or compensation of any officer.

    (d) Approve any changes to any employment contract with any officer of the corporation or any of its subsidiaries.

    (e) Declare any dividends, other than dividends due with respect to preferred stock of the corporation which has been issued pursuant to approval of the Board of Directors.

    (f) Approve an amendment to the Bylaws or Articles of Incorporation of the corporation or any of its subsidiaries.

    (g) Make any expenditure or approve any action which will result in the expenditure, as to any one matter, in excess of $100,000.00, other than expenditures approved in or in conformity with any operating or capital expenditure budget for the corporation approved by the Board of Directors.
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                                  6

    (h) Approve any borrowings an behalf of the corporation other than (i) purchase money mortgages for acquisitions of assets within the limits set in (g) above, or (ii) an authorized by or in conformity with any operating or capital expenditure budget approved by the Board of Directors.

    (i) Invest in any other business not presently being conducted by the corporation or its subsidiaries except as specifically budgeted by the Board of Directors and, in any event, only to the extent that each such investment is less than $200,000.00.

    Section 13. Actions of Directors. Any action which might be taken at a
    ---------------------------------
meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made, in writing, and signed by all of the members of the Board and filed with the minutes of proceedings of the Board.

                                  ARTICLE III

                                   OFFICERS

    Section 1. Number, Qualification and Vacancies. The Board of Directors shall
    -----------------------------------------------
appoint, as executive officers, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman of the Board and the President shall be chosen from among the Directors. The executive officers shall be elected annually by the Board of Directors at its first meeting following the Annual Meetings of shareholders, and each such officer shall hold office until the corresponding meeting in the next year or until he shall have resigned or shall have been removed in the manner provided in Section 11 of this
Article 111. Any vacancy in any of the offices shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. A resignation shall be deemed to take effect upon its receipt by the Secretary, unless otherwise specified therein.

    Section 2. Chairman of the Board. The Chairman of the Board shall preside at
    ---------------------------------
all meetings of the Board of Directors of the corporation and may preside at meetings of the shareholders. He shall be an ex-officio member of all standing committees and shall see that all orders and resolutions of the Board are carried into effect. He shall, with powers concurrent with the President, have authority to execute, with the Secretary or an Assistant Secretary, certificates of shares of the corporation and sign and execute in the name of the corporation authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the corporation.

    Section 3. President. Either the Chairman or the President shall be
    ---------------------
designated by the Board of Directors as Chief Executive officer of the corporation. The Chief Executive Officer shall have direct charge and supervision of the business of the corporation. if the President is not designated as the Chief Executive officer, he shall be designated as the Chief Operating Officer, in which case he shall have the day-to-day responsibility for the operation of the corporation and, generally, shall perform all duties incident to the office of a President of a corporation and such other duties as, from time to time, may be assigned to him by the Chief Executive officer or the Board of Directors. The President may preside at meetings of the shareholders and at meetings of the Board of Directors at which the Chairman of the Board in not present. He may sign with the Secretary or an Assistant Secretary, certificates of shares of the corporation; he may sign and execute, in the name of the corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases of which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the corporation.

    Section 4. Vice President. If an Executive Vice President be elected, he
    --------------------------
shall be the senior vice president of the Company and shall act as President in the absence or incapacity of the President. The duties and authority of any other vice presidents shall be as determined by the Board of Directors.

    Section 5. Secretary. The Secretary shall keep the minutes of the meetings
    ---------------------
of the shareholders and of the Board of Directors in books provided for the purpose, and shall see that all notices are duly given in accordance with the provisions of these Bylaws, or an required by law; he or she shall be custodian of the records and of the separate seal or seals of the corporation; he or she shall see that the corporate seal in affixed to all documents, the execution of which, on behalf of the corporation, under its seal, in duly authorized, and when so affixed may attest the same; and, in general, he or she shall perform all duties incident to the office of a Secretary of a corporation and such other duties as, from time to time, may be assigned to him or her by the Board of Directors. The Secretary may sign, with the Chairman, President or a Vice President, certificates of stock of the corporation.

    Section 6. Treasurer. The Treasurer shall have charge of and be responsible
    ---------------------
for all funds, securities, receipts and disbursements of the corporation and shall deposit or cause to be deposited, in the name of the corporation all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the Chairman, President and the Board of Directors whenever requested an account of the financial condition of the corporation; and, in general, shall perform all the duties incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors.

    The Treasurer shall give the corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

    Section 7. Assistant Officers. The Board of Directors may elect one or more
    ------------------------------
Assistant Secretaries and one or more Assistant Treasurers. Each Assistant Secretary, if any, and each Assistant Treasurer if any, shall hold office for such period as the Board of Directors may prescribe.

    Any Assistant Secretary may, in the absence or the disability of the

Secretary, perform the duties and exercise the powers of the Secretary and any Assistant Treasurer may, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Each of such officers shall perform such other duties as the Board of Directors shall prescribe.

    Section 8. Subordinate Officers. The Board of Directors may elect such
    --------------------------------
subordinate or other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors shall prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and prescribe the powers and duties thereof.

    Section 9. Officers Holding Two(2) or More Offices. Any two (2) or more
    ---------------------------------------------------
offices may be held by the same person except that the President and Secretary shall not be the same person.

    Section 10. Compensation of Officers. The Board of Directors shall have the
    -------------------------------------
power to fix the compensation of all officers of the corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

    Section 11. Removal of Officers. Any officer of the corporation may be
    --------------------------------
removed, with or without cause, by a vote of a majority of the entire Board of Directors at a meeting called for that purpose, or (except in case of an officer elected by the Board of Directors) by an officer upon whom such power of removal may have been conferred.

    Section 12. Delegation of Duties. In case of the absence of any officer of
    ---------------------------------
the corporation or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to another officer, or to any Director, provided a majority of the entire Board concurs therein.

                                  ARTICLE IV

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Indemnification of Directors and officers shall be as provided for in the corporation's Articles of Incorporation.

                                   ARTICLE V

                                 CAPITAL STOCK

    Section 1. Certificates of Shares. The certificates of shares of the
    ----------------------------------
corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman, the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The designations, preferences and relative participating options or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be not forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of shares.

    The signatures of the Chairman, President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same affect as if he were such officer at the date of its issuance.

    Section 2. Transfers of Certificates of Shares. Transfers of shares shall be
    -----------------------------------------------
made on the books of the corporation only by the person named in the certificate, or by attorney, lawfully constituted in writing and upon surrender of the certificate therefor. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue and registration of certificates of shares and may appoint transfer agents and/or registrars thereof.

    Section 3. Lost or Destroyed Certificates. The Board of Directors may
    ------------------------------------------
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of shares to be lost, and the Board of Directors, when authorizing such issue of a new certificate or certificates, may at its discretion and as a condition precedent to the issuance thereof, require the owner of such lot or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation.

                                  ARTICLE VI

                              GENERAL PROVISIONS

    Section 1. Corporate Seal. The corporate seal shall be circular in form with
    --------------------------
the name of the corporation appearing around the margin with the words "Corporate Seal" in the center.

    Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

    Section 2. Inspection of Books and Records by Shareholders. The Secretary
    -----------------------------------------------------------
shall keep at the corporation's registered office or principal place of business, or at the office of the corporation's transfer agent or registrar (if there be such a transfer agent or registrar), a record of the corporation's shareholders, the names and addresses of all shareholders and the number and class of shares held by each. Any person who is a shareholder of record of the corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its books and records of accounts, minutes, and record of shareholder actions and shall be entitled to make extracts therefrom.

    Section 3. Sigtnature on Checks, Drafts and Notes. All checks, drafts, notes
    --------------------------------------------------
or other obligations of the corporation shall be signed by the following officers, to-wit: Chairman, President or Vice President and Treasurer or any Assistant Treasurer, or by any person or persons thereunto authorized by the Board of Directors. Such signatures may be manual, or, if so authorized by the Board of Directors, may be facsimile.

    Section 4. Signatures an Endorsements, Assignments, Transfers and
    -----------------------------------------------------------------
Securities. All endorsements, assignments, transfers, stock powers or other
-----------
instruments or transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by the Chairman, President or a Vice President and the Secretary or an Assistant Secretary, or by any officers thereunder authorized by:~he Board of Directors.

    Section 5. Signatures an Proxies of Stock owned by Corporation. The Chairman
    ---------------------------------------------------------------
of the corporation, or in his absence or disability, the President of the corporation, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other companies standing in the name of the corporation; all such proxies shall be signed in the name of the corporation by the President or Chairman and the Secretary or an Assistant Secretary.

    Section 6. Fiscal Year. The fiscal year of the corporation shall and on the
               ------------
thirty-first (31st) day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

    Section 7. Dividends. Dividends upon the capital stock of the corporation,
    --------------------
subject to the provisions of the Articles of Incorporation and applicable provisions of law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock.

    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums an the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may abolish any such reserve in the manner in which it was created.

    Section 5. Notices. Whenever any notice is required to be given to any
    -------------------
shareholder or Director under the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                                  ARTICLE VII

                             AMENDMENTS TO BYLAWS

    Section 1. Procedure to Amend. These Bylaws may be altered or repealed or
    ------------------------------
new bylaws may be made either by:

    (a) The affirmative vote of the holders of record of a majority of the outstanding shares of the corporation entitled to vote thereon, given at any annual or special meeting of the shareholders, provided that notice of the proposed alteration, repeal or the proposed new bylaw or bylaws be included in the notice of such meeting or waiver thereof; or

    (b) The affirmative vote of a majority of the members of the Board of Directors given at any annual or regular meeting of the Board, or any special meeting thereof, provided that notice of the proposed alteration, repeal or the proposed new bylaws or bylaws be included in the notice of such special meeting or waiver thereof, or all of the Directors at the time in office be present at such special meeting; provided, however, that the Board of Directors shall not adopt or alter any bylaw fixing their number, qualifications, classifications or term of office.